ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                            CHARKEN CONTRACTORS, INC.
                            -------------------------


     FIRST     The  name  of  the  corporation:

                            CHARKEN CONTRACTORS INC.

     SECOND It's principal office in the State of Nevada is located at 1000 East William Street, Suite 100, Carson City, Nevada 89701. That this corporation may maintain an office, or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD          The  objects  for  which this Corporation is formed are:  To engage  in  any  lawful  activity,  including, but not limited to the following:

     (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
     (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
     (D) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises.
     (E)     Shall  have power to sue and be sued in any court of law or equity.
     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
     (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
     (H) Shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
     (I) Shall have power to wind up and dissolve itself, or be wound up and dissolved.
     (J) Shall have power to adopt and us a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp if it desires, but such use or nonuse shall not in any way affect the legality of the document.
     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise or unsecured for money borrowed or in payment for property purchased or acquired or for any other lawful object.
     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.
     (N) Shall have power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign countries.
     (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set for the in the certificate or articles of incorporation of the corporation, or any amendment thereof.
     (P) Shall have power to make donations for the public welfare of charitable, scientific or educational purposes.
     (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE HUNDRED (2,500) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH          The  governing  board  of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than one (1).

     The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

          Name                         Post  Office  Address
          ----                         ---------------------

     Lewis  E.  Laughlin               1000  East  William  Street,
                                          Suite  100
                                       Carson  City,  Nevada  89701


     SIXTH          The  capital  stock,  after  the  amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the incorporation.

     SEVENTH     The  name  and  post office address of the Incorporator signing the  Articles  of  Incorporation  as  follows:

          Name                         Post  Office  Address
          ----                         ---------------------

     Lewis  E.  Laughlin           1000  East  William  Street,
                                   Suite  100
                                   Carson  City,  Nevada  89701

     EIGHTH     The  resident  agent  for  this  corporations  shall  be:

                            LAUGHLIN ASSOCIATES, INC.

     The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be:

                            1000 East William Street,
                                    Suite 100
                           Carson City, Nevada  89701

     NINTH          The  corporation  is  to  have  perpetual  existence.

     TENTH          In furtherance and not in limitation of the powers conferred by  statute,  the  Board  of  Directors  is  expressly  authorized:

     Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.
     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.
     By resolution passed a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one ore more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in management of the business and affaires of the Corporation. Such committee, or committees, shall have such name or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
     When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease, or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion its shall deem advisable.

     TWELFTH No director or officer of the Corporation shall be personally liable to Corporation to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director of officer involving any act or omission of any such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer
(i) for acts or omission which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     THIRTEENTH This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of October, 1988.

/s/  Lewis  E.  Laughlin
------------------------

STATE  OF  NEVADA     )
               )     SS:
CARSON  CITY          )

On this 18th day of October, 1988, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:
                                Lewis E. Laughlin

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

/s/    Rhea  Hascall
--------------------
Notary  Public



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          OF CHARKEN CONTRACTORS, INC.

We  the  undersigned,  Gary  Noerring, President and Lynn Noerring, Secretary of
Charken Contractors, Inc., do hereby certify: That the Board of Directors of said corporation at a meeting duly convened, held on the 21st day of June , 1999 adopted a resolution to amend the original articles as follows:

ARTICLE  I  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 Corporate Name

     That  the  name  of  the  corporation  shall  be:

                            CHARKEN CONTRACTORS, INC.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 Corporate Name

That  the  name  of  the  corporation  shall  be:

                                RICH EARTH , INC.

ARTICLE  IV  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FOUR
                                      STOCK
                                      -----
That the total number of voting common stock authorized that may be issued by the Corporation is TWENTY-FIVE HUNDRED (2,500) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:
                                  ARTICLE FOUR
                            AUTHORIZED CAPITAL STOCK

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

ARTICLE  V  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FIVE
                                    Directors
                                    ---------

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-laws of this Corporation, providing that the number of directors shall not be reduced to less than one (1).

NAME                    ADDRESS

Lewis  E.  Laughlin               1000  East  William  Street,  Suite  100
     Carson  City,  Nevada  89701

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIVE
                                    DIRECTORS
                                    ---------

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                  ---------------------------------------------
                                ARTICLE FOURTEEN
                                COMMON DIRECTORS

     As provide by Nevada Revised Status 78.140, without repeating the section in full here, the same is adopted and no contact or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

                                 ARTICLE FIFTEEN
                       LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer of Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an
Officer,  Director,  Agent  or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300

                                 ARTICLE SIXTEEN
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

     This  Corporation  shall NOT be governed by nor shall the provisions of NRS
78.378  through  and  including  78.3793  and  NRS 78.4111 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this Article only applies to any attempted amendment to this Article.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 490,000; that the said change (s)
                                               -------
and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/  Gary Noerring
                                               ------------------------
                                                  Gary  Noerring
                                                   President


                                                 /s/  Lynn Noerring
                                                -----------------------
                                                  Lynn  Noerring
                                                  Secretary/Treasurer